UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2018

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Director

We received notification on January 17, 2018 from Anthony Pantaleoni that he is retiring from the Board of Directors of Universal Health Services, Inc. (the “Company”) effective immediately.

(d) Election of new Director

On January 17, 2018, the Board of Directors of the Company elected Warren Nimetz to serve as a Class II Director of the Company to fill the vacancy created by the retirement of Mr. Pantaleoni for a term that commenced immediately and is scheduled to expire at the 2019 Annual Meeting of Stockholders. Mr. Nimetz will also serve as a member of our Executive Committee and Finance Committee. Mr. Nimetz’s compensation for his services as a director will be consistent with the standard compensation paid to other non-employee directors of the Company, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 6, 2017.

Mr. Nimetz is a Partner in Norton Rose Fulbright US LLP.  The Company engages Norton Rose Fulbright for a variety of legal services and paid approximately $212,000 in legal fees to the law firm in 2017. There are no arrangements or understandings between Mr. Nimetz and any other person pursuant to which Mr. Nimetz was selected as a director, and, other than as described above, there are no transactions between Mr. Nimetz and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Not applicable.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

Date: January 19, 2018